UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) 4 March 2013

GREENESTONE HEALTHCARE CORPORATION
 (Exact name of registrant as specified in its charter)

Commission File No.   000-15078

Colorado	84-1227328
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	identification No.)

Suite 300, 5734 Yonge Street North York, Ontario, Canada	M2M 4E7
(Address of principal executive offices)	(Zip Code)

(416) 222-5501
 (Registrant’s telephone number, including area code)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A-2 below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act.
[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

This Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  For this purpose, any statement contained in this Form 8-K which is not a statement of historical fact may be deemed to be a forward-looking statement.  Without limiting the foregoing, words such as “may”, “will”, “expect”, “believe”, “anticipate”, “estimate”, or “continue” or comparable terminology are intended to identify forward-looking statements.  These statements by their nature involve substantial risks and uncertainties and actual results may differ materially depending on a variety of factors, many of which are not within the Company’s control.

Section 5 – Corporate Governance and Management

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On 4 March 2013, the Board of Directors of Greenestone Healthcare Corporation (the “Company”) resolved that, subject to shareholder approval, as described below, the Company’s officers shall file a Certificate of Amendment to the Company’s Articles of Incorporation with the Colorado Secretary of State, increasing the aggregate number of shares which the Company has authority to issue to five hundred million (500,000,000) common shares, with $0.01 par value per share, from one hundred million (100,000,000) common shares, with par value at $0.01 (the “Authorized Share Increase”).

In addition, the Board of Directors resolved that, subject to shareholder approval, the Company’s officers shall file a Certificate of Amendment to the Company’s Articles of Incorporation with the Colorado Secretary of State to authorize the Company’s issuance of up to 10,000,000 preferred shares, convertible to common shares at a 1 to 10 ratio at such time as the Board may determine (the “Series B Convertible Preferred Shares”).

The Board of Directors further resolved that, subject to shareholder approval, the Company shall amend and restate its By Laws by adopting Amended and Restated By Laws for the Company substantially in the form appended to this Form 8-K (the “Amended and Restated By Laws”).

Item 5.07     Submission of Matters to a Vote of Security Holders

On 4 March 2013, the Company’s Board of Directors resolved that the Authorized Share Increase, the Company’s authority to issue the Series B Convertible Preferred Shares, the Series B Convertible Preferred Share Award (as defined below), and the Amended and Restated By Laws be submitted to the Company’s shareholders for their vote and ratification, in a duly convened special meeting of the shareholders.  This meeting will be held at 4PM on 22 March 2013 at 5734 Yonge Street, Suite 300, Toronto A6 M2M 4E7, Canada.

Section 8 – Other Events

Item 8.01

Subject to the achievement of adequate financing and other contingencies, the Company is contemplating an acquisition or series of acquisitions expanding the Company’s treatment capacity by approximately 184 beds (collectively, the “Acquisition”).  On 22 March 2013, the Board of Directors of the Company resolved that, subject to shareholder approval, the Company shall implement a stock option plan for the Company’s officers and directors, in the form appended to this Form  8-K, providing such officers and directors with the option to purchase, at an exercise price equal to the fair market value as of the date of the option’s grant, an aggregate of up to 5,000,000 Series B Convertible Preferred Shares, upon closing of the Acquisition (the “Series B Convertible Preferred Share Award”).

Section 9-Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

9.01	Unanimous Written Consent of the Board of Directors of Greenestone Healthcare Corporation, dated 4 March 2013

9.02	Amended and Restated Bylaws of Greenestone Healthcare Corporation

9.03	2013 Stock Option Plan for Greenestone Healthcare Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: 4 March 2013                                                                               /s/ Shawn E. Leon
Shawn E. Leon,
President & CEO